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                                                              EXHIBIT 5

                             MILLER, NASH, WIENER,
                                HAGER & CARLSEN
               A Partnership Including Professional Corporations
                        ATTORNEYS AND COUNSELORS AT LAW
                             4400 TWO UNION SQUARE
                               601 UNION STREET
                          SEATTLE, WASHINGTON  98101
                            TELEPHONE 206-622-8484
                            FACSIMILE 206-622-7485

                                 July 11, 1995

Board of Directors
Cascade Natural Gas Corporation
222 Fairview Avenue North
Seattle, Washington  98198

          Subject:    Cascade Natural Gas Corporation

Ladies and Gentlemen:

          Reference is made to the Registration Statement dated July 11, 1995 on Form S-8 ("Registration Statement"), to be filed by Cascade Natural Gas Corporation, a Washington corporation ("Company") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 250,000 shares of the Company's common stock, $1.00 par value (the "Common Stock").

          As counsel for the Company, we are familiar with the actions taken by the board of directors of the Company with respect to the authorization and issuance of the Common Stock. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

          Based on the foregoing, it is our opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the state of Washington with corporate power and authority under such laws to issue the Common Stock.

          2. The shares of Common Stock to be issued and sold pursuant to the Registration Statement have been duly authorized for issuance and when said shares have been issued and sold as described in the Registration Statement, and payment is received therefor, while the Registration Statement is effective and in compliance with state securities laws, such shares will be validly issued, fully paid, and nonassessable.

          We consent to the use of this opinion in the Registration Statement and in any amendments thereto.

                            Very truly yours,

                            MILLER, NASH, WIENER, HAGER & CARLSEN

                            By    /s/ John L. West
                                  John L. West

                            By    /s/Lance W. Bass
                                  Lance W. Bass